Exhibit 99.1

VOLCANO REPORTS 40 PERCENT INCREASE IN QUARTERLY REVENUES;

GROWTH DRIVEN BY 68 PERCENT INCREASE IN IVUS SYSTEM SALES

(SAN DIEGO, CA), August 5, 2008—Volcano Corporation (NASDAQ: VOLC), a leading manufacturer and developer of intravascular ultrasound (IVUS), functional measurement (FM) and Optical Coherence Tomography (OCT) products designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, today reported that revenues for the second quarter of fiscal 2008 increased 40 percent over those in the second quarter of 2007.

For the quarter ended June 30, 2008, Volcano reported revenues of $41.5 million, a 40 percent increase over revenues of $29.6 million in the same period a year ago. The company said that IVUS system sales increased 68 percent and IVUS disposable revenues grew 31 percent year-over-year.

For the second quarter of 2008, the company reported a net loss on a GAAP basis of $13.5 million, or $0.29 per share. Included in this net loss is $12.2 million of in-process research and development charges related to the company’s acquisition of Novelis, Inc., in May 2008. In the second quarter of 2007, the company reported a net loss of $3.9 million, or $0.10 per share, on a GAAP basis. Weighted-average shares at the end of the quarter were 47.2 million versus 38.4 million a year ago, reflecting the impact of the company’s equity offering that was completed in the fourth quarter of 2007.

Excluding the aforementioned charge related to the Novelis transaction and stock-based compensation expense of $2.4 million, Volcano reported net income of $1.2 million, or $0.02 per diluted share, in the second quarter of 2008. In the second quarter of 2007, excluding stock-based compensation expense of $1.5 million, the company reported a net loss of $2.4 million, or $0.06 per share. A reconciliation of the company’s GAAP and non-GAAP results can be found in today’s earnings news release on the company’s website at www.volcanocorp.com.

For the first six months of 2008, Volcano reported revenues of $78.1 million, a 32 percent increase over revenues of $59.1 million in the same period a year ago. On a GAAP basis, the company reported a net loss of $15.8 million, or $0.34 per share, compared with a net loss of $2.2 million, or $0.06 per share, a year ago. Excluding in-process research and development costs of $12.4 million, $2.9 million in due diligence, legal and accounting expenses related to a proposed acquisition that was not consummated, and stock-based compensation expense of $4.5 million, Volcano reported net income of $4.0 million, or $0.08 per diluted share, in the first six months of 2008. Excluding stock-based compensation expense of $2.7 million, the company reported net income of $545,000, or $0.01 per diluted share, in the first six months of 2007.

“Our performance for the quarter was driven by the strong growth of our IVUS business in our key geographies. Along with our revenue growth, we also achieved improvement in gross margin, operating leverage and non-GAAP earnings,” said Scott Huennekens, president and chief executive officer.

He noted that the company saw its first full quarter of shipping its s5 IVUS platform with its Revolution rotational catheter and functional flow reserve (FFR) capability in the U.S. and Europe and made initial shipments of the platform with the Rotational catheter in Japan.

“Several factors are driving IVUS adoption and Volcano’s growing market share that enabled us to place 178 IVUS consoles in the quarter versus 135 in the second quarter of last year,” Huennekens stated. “These include our ability to create competitive differentiation and provide enhanced functionality through offerings such as the Revolution and FFR. In addition, the volume of percutaneous coronary interventions (PCIs) and drug-eluting stent (DES) procedures are trending favorably. Furthermore, the continued release of data demonstrating the value of IVUS and the continued enhancement of our sales force are contributing to the company’s increased market presence,” he noted.

“Also, during the quarter, we realized an important step in our program to transition to direct sales in Japan, and also achieved important milestones in our product pipeline, particularly with our Image Guided Therapy products, OCT technology and our forward-looking IVUS initiatives facilitated by our acquisition of Novelis, Inc., in May.”

Guidance for 2008

The company reconfirmed its prior guidance for revenues and gross margin for fiscal 2008 provided in its last conference call. The company updated guidance for operating expenses and per share results on a GAAP basis to reflect the impact of the Novelis acquisition completed in May 2008. The company now expects operating expenses, including stock-based compensation, the due diligence costs recorded in the first quarter, the in-process research and development costs of $12.4 million incurred in the first half of the year, ongoing expenses associated with the development of the Novelis technology and approximately $3.1 million of intangible amortization, will be 74-76 percent of revenues for the year. This compares with prior guidance of 65-66 percent of revenues. As a result of the Novelis-related acquisition charges and ongoing Novelis-related expenses, the company expects that on a GAAP basis it will record a net loss of $0.33-$0.37 per share in fiscal 2008 versus prior guidance of a net loss of $0.06-$0.10 per share. The company continues to expect that it will be profitable on a GAAP basis in the fourth quarter of 2008. Excluding stock-based compensation expense of approximately $10 million, due diligence and in-process research and development costs, the company expects to report non-GAAP net income of $0.14-$0.18 per diluted share. This compares with prior guidance for non-GAAP net income of $0.16-$0.20 per diluted share.

Weighted-average shares outstanding at year-end 2008 are expected to be approximately 47.4 million basic shares and 50.4 million shares on a diluted basis.

Conference Call

The company will hold a conference call at 2 p.m., Pacific Daylight Time (5 p.m., Eastern Daylight Time) today. The teleconference call can be accessed by calling (719) 325-4886, passcode 4988988, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through August 11 at (719) 457-0820, passcode 4988988, and via the company’s website.

Volcano Corporation

Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH™ tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) systems and catheters. Currently, more than 3,500 Volcano IVUS and FM systems are installed worldwide, with approximately half of its revenues coming from outside the United States. For more information, visit the company’s website at www.volcanocorp.com.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense, in-process research and development related to the costs associated with the May 2008 acquisition of Novelis, Inc., the December 2007 acquisition of CardioSpectra, Inc. and the acquisition due diligence costs incurred in the first quarter of 2008 are not reflective of our core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2008, regulatory approvals and the impact of obtaining regulatory approvals, market adoption of the company’s technology, the impact of clinical and other technical data, the success and timing of product development and clinical trial programs, growth strategies and market development, product sales and use and merger and acquisition activities. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contact Information:

John Dahldorf
Chief Financial Officer
Volcano Corporation
(916) 638-8008
or
Neal B. Rosen
Ruder-Finn
(415) 692-3058

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$122,851	$122,913
Short-term available-for-sale investments	55,413	66,205
Accounts receivable, net	22,662	27,976
Inventories, net	23,459	21,243
Prepaid expenses and other current assets	4,014	3,997
Total current assets	228,399	242,334
Restricted cash	375	365
Property and equipment, net	16,493	13,692
Intangible assets, net	8,161	9,385
Other non-current assets	912	798
	$254,340	$266,574

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,567	$11,077
Accrued compensation	8,938	9,083
Accrued expenses and other current liabilities	6,687	6,600
Deferred revenues	5,099	5,360
Current maturities of long-term debt	58	120
Total current liabilities	31,349	32,240
Long-term debt	64	78
Deferred license fee	1,000	1,125
Other	169	194
Total liabilities	32,582	33,637
Stockholders' equity	221,758	232,937
	$254,340	$266,574

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenues	$41,477	$29,552	$78,124	$59,131
Cost of revenues	15,705	12,316	29,334	23,181
Gross profit	25,772	17,236	48,790	35,950
Operating expenses:
Selling, general and administrative	20,800	15,682	42,859	28,266
Research and development	6,307	5,716	11,944	10,404
In-process research and development	12,232	-	12,407	-
Amortization of intangibles	778	776	1,551	1,562
Total operating expenses	40,117	22,174	68,761	40,232
Operating loss	(14,345)	(4,938)	(19,971)	(4,282)
Interest income	1,264	1,222	3,097	2,417
Interest expense	(2)	(72)	(6)	(161)
Exchange rate gain (loss)	(147)	91	1,532	213
Loss before provision for income taxes	(13,230)	(3,697)	(15,348)	(1,813)
Provision for income taxes	251	158	459	368
Net loss	$(13,481)	$(3,855)	$(15,807)	$(2,181)
Net loss per share (basic and diluted)	$(0.29)	$(0.10)	$(0.34)	$(0.06)
Weighted-average shares outstanding (basic and diluted)	47,220	38,438	47,125	38,202

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2008
	GAAP results	Stock-based compensation expense	In-process research and development	Non-GAAP results

Revenues	$41,477	$-	$-	$41,477
Cost of revenues	15,705	(184)	-	15,521
Gross profit	25,772	184	-	25,956
Operating expenses:
Selling, general and administrative	20,800	(1,794)	-	19,006
Research and development	6,307	(444)	-	5,863
In-process research and development	12,232	-	(12,232)	-
Amortization of intangibles	778	-	-	778
Total operating expenses	40,117	(2,238)	(12,232)	25,647
Operating loss	(14,345)	2,422	12,232	309
Interest income	1,264	-	-	1,264
Interest expense	(2)	-	-	(2)
Exchange rate loss	(147)	-	-	(147)
Income (loss) before provision for income taxes	(13,230)	2,422	12,232	1,424
Provision for income taxes	251	-	-	251
Net income (loss)	$(13,481)	$2,422	$12,232	$1,173
Net income (loss) per share - basic	$(0.29)	$0.05	$0.26	$0.02
Net income (loss) per share - diluted	$(0.29)	$0.05	$0.25	$0.02
Weighted-average shares outstanding - basic	47,220			47,220
Weighted-average shares outstanding - diluted	47,220			49,731

	Three Months Ended June 30, 2007
	GAAP results	Stock-based compensation expense	In-process research and development	Non-GAAP results

Revenues	$29,552	$-	$-	$29,552
Cost of revenues	12,316	(140)	-	12,176
Gross profit	17,236	140	-	17,376
Operating expenses:
Selling, general and administrative	15,682	(1,126)	-	14,556
Research and development	5,716	(217)	-	5,499
Amortization of intangibles	776	-	-	776
Total operating expenses	22,174	(1,343)	-	20,831
Operating loss	(4,938)	1,483	-	(3,455)
Interest income	1,222	-	-	1,222
Interest expense	(72)	-	-	(72)
Exchange rate gain	91	-	-	91
Loss before provision for income taxes	(3,697)	1,483	-	(2,214)
Provision for income taxes	158	-	-	158
Net loss	$(3,855)	$1,483	$-	$(2,372)
Net loss per share - basic and diluted	$(0.10)	$0.04	$-	$(0.06)
Weighted-average shares outstanding - basic and diluted	38,438			38,438

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30, 2008
	GAAP results	Stock-based compensation expense	In-process research and development	Acquisition due diligence costs	Non-GAAP results

Revenues	$78,124	$-	$-	$-	$78,124
Cost of revenues	29,334	(376)	-	-	28,958
Gross profit	48,790	376	-	-	49,166
Operating expenses:
Selling, general and administrative	42,859	(3,296)	-	(2,878)	36,685
Research and development	11,944	(812)	-	-	11,132
In-process research and development	12,407	-	(12,407)	-	-
Amortization of intangibles	1,551	-	-	-	1,551
Total operating expenses	68,761	(4,108)	(12,407)	(2,878)	49,368
Operating loss	(19,971)	4,484	12,407	2,878	(202)
Interest income	3,097	-	-	-	3,097
Interest expense	(6)	-	-	-	(6)
Exchange rate gain	1,532	-	-	-	1,532
Income (loss) before provision for income taxes	(15,348)	4,484	12,407	2,878	4,421
Provision for income taxes	459	-	-	-	459
Net income (loss)	$(15,807)	$4,484	$12,407	$2,878	$3,962
Net income (loss) per share - basic	$(0.34)	$0.10	$0.26	$0.06	$0.08
Net income (loss) per share - diluted	$(0.34)	$0.09	$0.25	$0.06	$0.08
Weighted-average shares outstanding - basic	47,125				47,125
Weighted-average shares outstanding - diluted	47,125				49,638

	Six Months Ended June 30, 2007
	GAAP results	Stock-based compensation expense	In-process research and development	Acquisition due diligence costs	Non-GAAP results

Revenues	$59,131	$-	$-	$-	$59,131
Cost of revenues	23,181	(253)	-	-	22,928
Gross profit	35,950	253	-	-	36,203
Operating expenses:
Selling, general and administrative	28,266	(2,049)	-	-	26,217
Research and development	10,404	(424)	-	-	9,980
Amortization of intangibles	1,562	-	-	-	1,562
Total operating expenses	40,232	(2,473)	-	-	37,759
Operating loss	(4,282)	2,726	-	-	(1,556)
Interest income	2,417	-	-	-	2,417
Interest expense	(161)	-	-	-	(161)
Exchange rate gain	213	-	-	-	213
Income (loss) before provision for income taxes	(1,813)	2,726	-	-	913
Provision for income taxes	368	-	-	-	368
Net income (loss)	$(2,181)	$2,726	$-	$-	$545
Net income (loss) per share - basic	$(0.06)	$0.07	$-	$-	$0.01
Net income (loss) per share - diluted	$(0.06)	$0.07	$-	$-	$0.01
Weighted-average shares outstanding - basic	38,202				38,202
Weighted-average shares outstanding - diluted	38,202				41,862

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense, in-process research and development relates to the costs associated with the May 2008 acquisition of Novelis, Inc. and the December 2007 acquisition of CardioSpectra, Inc., and the acquisition due diligence costs incurred in the first quarter of 2008 are not reflective of our core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(Unaudited)

	Q2 ‘08	Q2 ‘07	Growth %	YTD Q2 ‘08	YTD Q2 ‘07	Growth
IVUS Systems:
United States	$6.0	$3.8	58%	$9.7	$7.5	30%
Japan	1.4	0.6	155%	2.4	1.3	88%
Europe	2.4	1.3	80%	3.6	2.1	67%
Rest of World	0.7	0.6	23%	1.2	1.2	4%
Total IVUS Systems	$10.5	$6.3	68%	$16.9	$12.1	40%

IVUS Disposables:
United States	$13.0	$9.4	39%	$24.6	$18.7	31%
Japan	7.0	6.6	6%	15.8	12.8	24%
Europe	4.4	2.8	57%	8.5	6.0	41%
Rest of World	0.8	0.5	49%	1.5	1.1	39%
Total IVUS Disposables	$25.2	$19.3	31%	$50.4	$38.6	31%

FM:
United States	$2.1	$1.5	41%	$4.0	$3.0	29%
Japan	0.2	0.2	2%	0.4	0.9	-53%
Europe	1.8	1.4	29%	3.3	2.6	27%
Rest of World	0.3	0.2	45%	0.4	0.4	14%
Total FM	$4.4	$3.3	34%	$8.1	$6.9	17%

Other	1.4	0.7	90%	2.7	1.5	81%
Total	$41.5	$29.6	40%	$78.1	$59.1	32%